EXHIBIT 41

FIFTH AMENDMENT TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Fifth Amendment (this “Amendment”) to the Amended and Restated Registration Rights Agreement, dated February 3, 2021, is entered into by and among Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corp.), a Delaware corporation (the “Company”), Infrastructure and Energy Alternatives, LLC (the “Seller”), in its capacity as holder of a majority of the Registrable Securities (as defined in the Registration Rights Agreement), OT POF IEA Preferred B Aggregator L.P., as an additional Holder and Ares Special Situations Fund IV, L.P., as an additional Holder, and ASOF Holdings I, L.P., as an additional Holder (such additional Holders collectively, “Ares”), and amends, in accordance with Section 3.2 thereof, the Amended and Restated Registration Rights Agreement, dated March 26, 2018, as amended by the First Amendment thereto, dated June 6, 2018, the Second Amendment thereto, dated May 20, 2019, the Third Amendment thereto, dated August 30, 2019 and the Fourth Amendment dated November 14, 2019 (the “Registration Rights Agreement”), by and among the Company, M III Sponsor I, LLC., a Delaware limited liability company, M III Sponsor I LP, a Delaware limited partnership, Seller, Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, in its capacity as the representative of the Seller, Cantor Fitzgerald & Co., and the other persons from time to time party thereto. Terms used herein and not defined herein have the meanings set forth in the Registration Rights Agreement.

WHEREAS, the Company and the Holders of a majority of the Registrable Securities as of the date hereof wish to make certain modifications and amendments to the terms of the Registration Rights Agreement;

WHEREAS, Ares has requested that the Company register all of its Warrants under the Securities Act and applicable state securities laws under a Registration Statement on such form as may be permitted under SEC Guidance; and

WHEREAS, each Oaktree Party requests that the Company register all of its Warrants under the Securities Act and applicable state securities laws under a Registration Statement on such form as may be permitted under SEC Guidance.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Section 1.	Amendment

1.1       Section 1.1 of the Registration Rights Agreement is amended by adding, in the appropriate alphabetical order, the following definitions:

“Ares Lock-up Agreements” mean the lock-up agreement with the Underwriters in the Subject Offering delivered by the Ares Parties.

“Ares Parties” means Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P. and their Permitted Transferees.

“Ares Request” means the request to the Company to register all of the Ares Registrable Securities, by Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P. dated January 11, 2021.

“Oaktree Lock-up Agreements” mean the lock-up agreement with the Underwriters in the Subject Offering delivered by the Oaktree Parties.

“Oaktree Parties” means Infrastructure and Energy Alternatives, LLC and OT POF IEA Preferred B Aggregator L.P. and their Permitted Transferees.

“Subject Offering” means the public offering requested pursuant to the Shelf Public Offering Request under Section 2.2(b) of the Agreement, delivered by GFI Representative and the Seller on January 8, 2021.

1.2       Section 1.1 of the Registration Rights Agreement is amended by deleting the following definitions in their entirety and inserting the following new definitions in lieu thereof:

“Ares Registrable Securities” means (i) the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Equity Commitment Agreement from time to time and held by Ares Special Situations Fund IV, L.P. and its Permitted Transferees, (ii) the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the August Equity Commitment Agreement from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees, (iii) the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Tranche 2 Equity Commitment Agreement from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees, (iv) the shares of Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock issued by the Company on a private placement basis from time to time and held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees, (v) the shares of Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees, (vi) the shares of Common Stock issuable upon conversion of the shares of the Company’s Series A Preferred Stock held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P., and its Permitted Transferees, (vii) shares of Common Stock held by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, and (b) ASOF Holdings I, L.P. and its Permitted Transferees, (viii) all other shares of Common Stock acquired after the day hereof by (a) Ares Special Situations Fund IV, L.P. and its Permitted Transferees, (b) ASOF Holdings I, L.P. and its Permitted Transferees or their affiliated funds, investment vehicles, co-investment vehicles and managed accounts and (ix) all other securities issued in respect of such Common Stock or into which such Common Stock is later reclassified.

“OT Aggregator Registrable Securities” means (i) the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Equity Commitment Agreement from time to time and held by OT POF IEA Preferred B Aggregator, L.P. and its Permitted Transferees, (ii) the shares of Common Stock issuable upon exercise of the Warrants (either before or after such exercise of the Warrants) issued by the Company on a private placement basis pursuant to the Tranche 2 Equity Commitment Agreement from time to time, and held by OT POF IEA Preferred B Aggregator, L.P. and its Permitted Transferees,

(iii)       the shares of Common Stock issuable upon conversion of the shares of the Company’s Series B Preferred Stock issued by the Company on a private placement basis from time to time and held by OT POF IEA Preferred B Aggregator, L.P. and its Permitted Transferees and (iv) all other securities issued in respect of such Common Stock or into which such Common Stock is later reclassified.

“Seller Registrable Securities” means (i) all Common Stock (including any shares of the Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants (either before or after such exercise of the Warrants)), (ii) Warrants and (iii) and all other securities issued in respect of such Common Stock or Warrants or into which such Common Stock or Warrants (either before or after such exercise of the Warrants) are later converted or reclassified, in each case of clauses (i)-(iii), in each case held by (a) the Seller, (b) any fund managed by or under common management with, the GFI Representative and (c) any Affiliate of the foregoing, whether now owned or hereafter acquired, and their respective Permitted Transferees. For the avoidance of doubt, the Seller Registrable Securities include the OT Aggregator Registrable Securities.

1.3       The Registration Rights Agreement is hereby amended by adding Section 2.13 below:

Section 2.13 Agreement to Register Securities.

(a)       In response to the Ares Request, the Company shall use its commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act pursuant to Section 2.2(e) of this Agreement of the offer and sale (on a delayed or continuous basis under Rule 415 under the Securities Act and any other applicable SEC Guidance) of the shares of Common Stock issuable upon exercise of the Warrants and any other Ares Registrable Securities held by the Ares Parties (the “Ares Subject Securities”), under the Securities Act and applicable state securities laws under a Registration Statement on such form as may be permitted under SEC Guidance (which shall be on Form S-3 or Form S-3ASR, to the extent permitted by SEC Guidance) (the “Ares Registration Statement”). The Company shall use commercially reasonable efforts (i) to file the Ares Registration Statement not later than the close of the seventh Business Day after the due date (or the filing date, if earlier) for the Company’s annual report on Form 10-K for the year ended December 31, 2020, (ii) to cause such Ares Registration Statement to be declared effective as soon as practicable after the filing of the Company’s annual proxy statement in 2021 and (iii) to keep such Ares Registration Statement effective for so long as is necessary to permit the disposition of such Ares Subject Securities. The “Plan of Distribution” section of such Ares Registration Statement shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Ares Subject Securities, including Alternative Transactions. Upon the effectiveness of the Ares Registration Statement, the Ares Subject Securities shall be Shelf Registered Securities for purposes of this Agreement.

(b)       The Company shall use its commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act pursuant to Section 2.2(e) of this Agreement of the offer and sale (on a delayed or continuous basis under Rule 415 under the Securities Act and any other applicable SEC Guidance) of the shares of Common Stock issuable upon exercise of the Warrants and any other Seller Registrable Securities held by the Oaktree Parties (the “Oaktree Subject Securities”), under the Securities Act and applicable state securities laws under a Registration Statement on such form as may be permitted under SEC Guidance (which shall be on Form S-3 or Form S-3ASR, to the extent permitted by SEC Guidance) (the “Oaktree Registration Statement”). The Company shall use commercially reasonable efforts (i) to file the Oaktree Registration Statement not later than the close of the seventh Business Day after the due date (or the filing date, if earlier) for the Company’s annual report on Form 10-K for the year ended December 31, 2020, (ii) to cause such Oaktree Registration Statement to be declared effective as soon as practicable after the filing of the Company’s annual proxy statement in 2021 and (iii) to keep such Oaktree Registration Statement effective for so long as is necessary to permit the disposition of such Oaktree Subject Securities. The “Plan of Distribution” section of such Oaktree Registration Statement shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Oaktree Subject Securities, including Alternative Transactions. Upon the effectiveness of the Oaktree Registration Statement, the Oaktree Subject Securities shall be Shelf Registered Securities for purposes of this Agreement.

1.4       The Registration Rights Agreement is hereby amended by adding Section 2.14 below:

Section 2.14 Agreement Not to Sell.

(a)       The Ares Parties agree not to sell their Ares Subject Securities pursuant to the Ares Registration Statement until the later of (x) the termination date of the Ares Lock-up Agreements and (y) March 31, 2021; provided that this Section 2.14 shall be of no further force and effect upon the abandonment of the Subject Offering. Notwithstanding anything to the contrary in this Agreement (including Section 2.6(a)), the Ares Parties shall not be required to enter into a lock-up agreement (or similar agreement) in connection with the Subject Offering with a duration longer than the 90th day after the date of the pricing supplement for the Subject Offering.

(b)       The Oaktree Parties agree not to sell their Oaktree Subject Securities pursuant to the Oaktree Registration Statement until the later of (x) the termination date of the Oaktree Lock-up Agreements and (y) March 31, 2021; provided that this Section 2.14 shall be of no further force and effect upon the abandonment of the Subject Offering. For the avoidance of doubt, this Section 2.14(b) shall not be deemed to restrict the consummation of the Subject Offering.

Section 2.	Miscellaneous.

2.1       THIS AMENDMENT AND ANY CLAIM OR CONTROVERSY HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT FOR MATTERS DIRECTLY IN THE PURVIEW OF THE GENERAL

CORPORATION LAW OF THE STATE OF DELAWARE (THE “DGCL”), WHICH MATTERS SHALL BE GOVERNED BY THE DGCL.

2.2       THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AFFAIRS OF THE COMPANY. TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

2.3       TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

2.4       Headings. The section headings of this Amendment are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Amendment.

2.5       Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which will constitute one agreement. Execution and delivery of this Amendment by exchange of electronically transmitted counterparts bearing the signature of a party hereto will be equally as effective as delivery of a manually executed counterpart of such party hereto. This Amendment and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, will be treated in all manner and respect as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract will raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

Section 3.	Continuing Effect.

Except as provided herein, the provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with the terms thereof.

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IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Fifth Amendment on the date first written above.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. (F/K/A M III ACQUISITION CORP.)

By:	/s/ JP Roehm
Name:	JP Roehm
Title:	Chief Executive Officer

[Signature Page to Fifth Amendment to Amended and Restated Registration Rights Agreement]

IINFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC (as Holder of a majority of the Registrable Securities)

By:	/s/ Peter Jonna
Name:	Peter Jonna
Title:	Authorized Signatory

By:	/s/ Ian Schapiro
Name:	Ian Schapiro
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Amended and Restated Registration Rights Agreement]

OT POF IEA PREFERRED B AGGREGATOR, L.P., as a Holder

By:	/s/ Peter Jonna
Name:	Peter Jonna
Title:	Authorized Signatory

By:	/s/ Ian Schapiro
Name:	Ian Schapiro
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Amended and Restated Registration Rights Agreement]

Ares Special Situations Fund IV, L.P.,

By: ASSF Management IV, L.P., its general partner
By: ASSF Management IV GP LLC, its general partner

By:	/s/ Scott Graves
Name:	Scott Graves
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Amended and Restated Registration Rights Agreement]

ASOF HOLDINGS I, L.P.

By: ASOF Management, L.P., its general partner
By: ASOF Management GP LLC, its general partner

By:	/s/ Scott Graves
Name:	Scott Graves
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Amended and Restated Registration Rights Agreement]